UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 15, 2014 (July 9, 2014)

MYOS CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	001-36533	90-0772394
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 Horsehill Road, Suite 106

Cedar Knolls, New Jersey 07927

(Address of Principal Executive Offices)

(973) 509-0444

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Directors

On July 9, 2014, J. Craig Venter, Ph.D. joined the Board of Directors (the “Board”) of MYOS Corporation (the “Company”). The Board has not determined on which committees of the Board Dr. Venter will serve.

Dr. Venter has more than 30 years of scientific leadership and entrepreneurial biotechnology expertise, and is world-renowned for sequencing the first draft human genome, the first complete human genome and constructing the first synthetic cell. In 1992, he founded and led The Institute for Genomic Research (TIGR), a not-for-profit genomics focused research institute. In 2006, TIGR and several other not-for-profits founded by Dr. Venter merged to become the J. Craig Venter Institute (JCVI) where he serves as Chairman and Chief Executive Officer. Dr. Venter and his team at JCVI have sequenced thousands of genomes beginning with the genome of the first free-living organism, the bacterium Haemophilus influenza in 1995. Since 2013, Dr. Venter has served as a co-founder and Chief Executive Officer of Human Longevity, Inc., a privately-held genomics and cell therapy-based diagnostic and therapeutic company focused on extending the healthy, high performance human life span. Since 2005, Dr. Venter has served as Founder and Chief Executive Officer of Synthetic Genomics Inc., a privately-held company dedicated to commercializing genomic-driven solutions to address global needs such as new sources of energy, new food and nutritional products, and next generation vaccines. From 1998 to 2002, Dr. Venter served as co-founder and Chief Executive Officer of Celera Genomics, a publicly traded company that utilized the cutting-edge tools and techniques he and his team developed to successfully sequence and publish the first draft human genome as well as other model organisms including the fruit fly, mouse and rat genomes. From 1984 to 1992, he conducted research at the National Institutes of Health where he developed Expressed Sequence Tags or ESTs, a new strategy for rapid gene discovery. From 1976 to 1984, Dr. Venter served as professor at the State University of New York at Buffalo and the Roswell Park Cancer Institute. Dr. Venter earned both a Bachelor’s degree in Biochemistry and a PhD in Physiology and Pharmacology from the University of California at San Diego.

Dr. Venter is the author of more than 250 research articles. He is also the recipient of numerous honorary degrees, public honors, and scientific awards, including the 2008 United States National Medal of Science, the 2002 Gairdner Foundation International Award and the 2001 Paul Ehrlich and Ludwig Darmstaedter Prize. Dr. Venter is a member of numerous prestigious scientific organizations including the National Academy of Sciences, the American Academy of Arts and Sciences and the American Society for Microbiology. Dr. Venter has published two books, his autobiography A Life Decoded (2007), and Life at the Speed of Light (2013), which examines the history of microbiology and future application of synthetic biology.

Item 8.01 Other Events.

On July 9, 2014, the Company issued a press release announcing that its common stock had been approved for listing on the NASDAQ Capital Market, and that it expects to commence trading under its current symbol “MYOS” on July 10, 2014. A copy of the press release is attached hereto as Exhibit 99.1.

On July 14, 2014, the Company issued a press release announcing the appointment of Dr. Venter. A copy of the press release is attached hereto as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release issued by the Company on July 9, 2014

99.2	Press release issued by the Company on July 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 15, 2014

MYOS CORPORATION

By:	/s/ Peter Levy
Name: Peter Levy
Title: President